Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE OMITTED INFORMATION AS PRIVATE OR CONFIDENTIAL, AND SUCH INFORMATION IS NOT MATERIAL. OMISSIONS ARE IDENTIFIED AS [***]

SIXTH AMENDMENT TO

STANDBY REAL ESTATE PURCHASE, DESIGNATION AND LEASE PROGRAM

THIS SIXTH AMENDMENT TO STANDBY REAL ESTATE PURCHASE, DESIGNATION AND LEASE PROGRAM (this “Amendment”) is made and entered into effective as of the 30th day of September, 2024, by and between, on the one hand, GPM Portfolio Owner LLC, a Delaware limited liability company (“Portfolio Owner”) and Blue Owl Real Estate Fund VI OP LP, a Delaware limited partnership, formerly known as Oak Street Real Estate Capital Fund VI OP, LP, a Delaware limited partnership (“Fund VI,” and collectively with Portfolio Owner, “Purchaser”), and, on the other hand, GPM Investments, LLC, a Delaware limited liability company (“Seller” and together with Portfolio Owner and Fund VI, the “Parties”).

RECITALS

WHEREAS, Portfolio Owner and Seller entered into that certain Standby Real Estate Purchase, Designation and Lease Program with an Effective Date of May 3, 2021, as amended by that certain First Amendment to Standby Real Estate Purchase, Designation and Lease Program by and between Portfolio Owner and Seller with an Effective Date of April 7, 2022, as further amended by that certain Second Amendment to Standby Real Estate Purchase, Designation and Lease Program by and among Portfolio Owner, Seller and Fund VI (who was added as a party to the Agreement under such amendment) with an Effective Date of March 28, 2023, as further amended by that certain Third Amendment to Standby Real Estate Purchase, Designation and Lease Program by and among Purchaser and Seller with an Effective Date of May 2, 2023, as further amended by that certain Fourth Amendment to Standby Real Estate Purchase, Designation and Lease Program by and among Purchaser and Seller with an Effective Date of July 11, 2023, and as further amended by that certain Fifth Amendment to Standby Real Estate Purchase, Designation and Lease Program by and among Purchaser and Seller with an Effective Date of January 19, 2024 (as so amended, the “Agreement”), for the purchase of real properties operating as convenience stores and gas stations, cardlock fuel stations and other types/classifications of real property, as more set forth in the Agreement; and

WHEREAS, Purchaser and Seller have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.
Defined Terms. Except as specified to the contrary in this Amendment, all defined terms in this Amendment have the same meaning set forth in the Agreement.

3.
Term; Exclusivity. Paragraph A of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

A. Term; Exclusivity. During the period commencing on the date first set forth above (the “Effective Date”) and terminating on September 30, 2025 (the “Exclusivity Period”), other than with respect to the existing transactions specifically set forth on Schedule 2, Seller shall not sell or designate any Property pursuant to a sale-leaseback (or similar leasing) transaction, without first offering such Property to Purchaser in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Exclusivity Period shall terminate prior to September 30, 2025 if, and at such time as, (a) the credit rating for Seller’s parent entity, ARKO Corp. (“ARKO”), as determined by a nationally recognized statistical rating organization (a “NRSRO”) is downgraded below B2 as determined by Moody’s or B+ as determined by Standard & Poor’s (such occurrence, the “ARKO Downgrade Event”), (b) Purchase Agreements (as defined below) for SLB Properties and Designation Agreements (as defined below) for Assigned Properties that have been executed during the period of the Exclusivity Period from May 2, 2023 to September 30, 2025, have, in the aggregate, purchase prices equal to or greater than One Billion and No/100 Dollars ($1,000,000,000.00) (the “Funding Cap”), or (c) at Purchaser’s election (exercisable by written notice from Purchaser to Seller), either (i) Seller sells, transfers or otherwise conveys, directly or indirectly, all or substantially all of its assets, or (ii) a party other than ARKO (or any of its subsidiaries) acquires, directly or indirectly, ownership of fifty percent (50%) or more of the outstanding equity in Seller, or otherwise acquires control of Seller. For purposes of this Paragraph A, the term “control” shall mean the ability, directly or indirectly, whether through the ownership of voting securities or other equity interests, by contract, or otherwise (including by being the managing member), to direct or cause the direction of the management and policies of Seller. For the avoidance of doubt, nothing herein shall be deemed to affect or modify Purchaser’s obligations to approve any (i) SLB Property identified on an SLB Trigger Notice or (ii) Assigned Property identified on any Assigned Trigger Notice, in each such case to the extent delivered by Seller to Purchaser prior to the expiration of the Exclusivity Period, including, without limitation, as a result of the occurrence of an ARKO Downgrade Event. Notwithstanding the foregoing, the Funding Cap shall be reduced on a dollar-for-dollar basis for any amounts Purchaser or its affiliates are obligated to fund to Seller or its affiliates pursuant to the program agreement for build-to-suit properties anticipated to be entered into by and between Seller and Purchaser (or its affiliates) in accordance with the terms and provisions of that certain letter of intent, dated July 12, 2024, between Seller and Blue Owl Real Estate Capital LLC (the “BTS Program Agreement”), including, without limitation, (i) the purchase prices, in the aggregate, under all executed purchase agreements and designation agreements thereunder, and (ii) the aggregate amounts that Purchaser (or its applicable affiliate) is obligated to fund for development and construction of the applicable properties.

4.
SLB Properties. Paragraph B of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
(1)
Identification of SLB Properties. Seller may, from time to time during the Exclusivity Period, identify SLB Properties that Seller proposes to sell to, and lease back from, Purchaser pursuant to this Agreement, by delivering to Purchaser (a) a written notice (the “SLB Trigger Notice”) identifying (i) the street addresses of the SLB Properties, (ii) Seller’s proposal as to the initial annual base rent with respect to each SLB Property, and (iii) the purchase price for which Purchaser may acquire each such SLB Property, which purchase price (x) shall be equal to the quotient of such initial annual base rent divided by [***] (the “Seller SLB Trigger Notice

Proposed Percentage”) provided that the Seller SLB Trigger Notice Proposed Percentage shall [***], and (y) shall be reasonably equivalent to the [***]of such SLB Property, and (b) the due diligence materials listed as and to the extent set forth on Schedule 1 (collectively, the “DD Materials”) with respect to such SLB Properties.
(2)
Review of SLB Properties. On or prior to the date that is ten (10) business days after delivery of the SLB Trigger Notice and all of the DD Materials (together with a reasonably detailed calculation of the Minimum Rent Coverage Ratio (as defined below)) with respect to such SLB Properties as and to the extent set forth on Schedule 1 (the “SLB Property Election Date”), Purchaser shall elect, by written notice to Seller (each, an “SLB Property Election Notice”), to approve or reject each SLB Property (individually) for acquisition by Purchaser. Purchaser may elect to reject any SLB Property only if (i) the Seller SLB Trigger Notice Proposed Percentage is less than [***], (ii) any such SLB Property does not satisfy the Minimum Rent Coverage Ratio (as defined below) or (iii) the DD Materials with respect to such SLB Property disclose a fact, circumstance or other matter that would have a material and adverse effect on the value, financeability or condition of such SLB Property or the tenant or guarantor under the Lease, as determined by Purchaser in its reasonable discretion. If Purchaser fails to deliver an SLB Property Election Notice with respect to any SLB Property on or before the SLB Property Election Date, then Purchaser shall be deemed to have rejected such SLB Property.

As used herein, “Minimum Rent Coverage Ratio” shall mean, with respect to any Property, the ratio of EBITDAR to the initial annual base rent with respect to such Property as identified in the applicable SLB Trigger Notice or Assigned Trigger Notice is no less than [***].

As used herein, “EBITDAR” shall mean the sum, without duplication, of the following as determined in accordance with terms that are determined in accordance with generally accepted accounting principles in effect at the time: (i) net income (loss), plus (ii) income tax expense, minus (iii) income tax benefit, plus (iv) interest expense, minus (v) interest income, plus (vi) depreciation expense, plus (vii) amortization expense, plus (viii) losses on sale or disposal of property, plant and equipment and other assets, minus (ix) gains on the sale or disposal of property, plant and equipment and other assets, plus (x) any impairment charges, plus (xi) any expensed transaction/acquisition related fees and expenses, plus (xii) any extraordinary, unusual or non-recurring charges including any restructuring or integration costs that were expensed, minus (xiii) any extraordinary, unusual or non-recurring gains, plus (xiv) rent expense. To the extent that EBITDAR is being used to calculate the Minimum Rent Coverage Ratio for an Assigned Property, it shall be based on a pro forma basis, subject to underwriting adjustments.

(3)
Rejection of SLB Properties. If Purchaser rejects (or is deemed to have rejected) an SLB Property pursuant to Section B(2), then Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such SLB Property.
(4)
Approval of SLB Properties. If Purchaser approves an SLB Property pursuant to Section B(2), then Seller and Purchaser shall cause a purchase and sale agreement in the form and substance of the purchase and sale agreement attached hereto as Exhibit B (a “Purchase

Agreement”) with respect to such approved SLB Properties to be executed by and between Seller and Purchaser as soon as possible, and in any event within three (3) business days following the SLB Property Election Date. Each such Purchase Agreement shall provide, among other things, (i) for a purchase price equal to the quotient of the initial annual base rent agreed upon by Seller and Purchaser, divided by the applicable Seller SLB Trigger Notice Proposed Percentage and (ii) that the closing date shall be no later than sixty (60) days after execution of the Purchase Agreement. If Purchaser approves of less than seven (7) Properties, then Purchaser may elect either to include such Properties in a new Lease or to amend the most recently executed Lease to include such Properties in such prior Lease, in which event the term of such prior Lease shall be adjusted to commence upon the date such Properties are added to such prior Lease.
5.
Assigned Properties. Paragraph C of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
(1)
Identification of Assigned Properties. During the course of Seller’s negotiations to acquire a fee simple interest in any Assigned Property (“Assigned PSA”), Seller may, from time to time during the Exclusivity Period, deliver to Purchaser (a) a written notice (the “Assigned Trigger Notice”) identifying (i) the street addresses of the Assigned Properties to which such Assigned PSA relates, (ii) Seller’s proposal as to the initial annual base rent with respect to each Assigned Property, and (iii) the purchase price for which Purchaser may acquire each such Assigned Property, which purchase price (x) shall be equal to the quotient of such initial annual base rent divided by a percentage proposed by Seller in the Assigned Trigger Notice (the “Seller Assigned Trigger Notice Proposed Percentage”) provided that the Seller Assigned Trigger Notice Proposed Percentage [***], and (y) shall be reasonably equivalent to [***] of such Assigned Property, (b) the DD Materials with respect to each such Assigned Property as and to the extent set forth on Schedule 1, and (c) as and when fully executed and delivered, a fully-executed, true, correct and complete copy of the Assigned PSA.
(2)
Review of Assigned Properties. On or prior to the date that is five (5) business days after delivery by Seller to Purchaser of the Assigned Trigger Notice and all of the DD Materials (together with a reasonably detailed calculation of the Minimum Rent Coverage Ratio and any adjustments thereto, which such adjustments shall be reasonably acceptable to Purchaser, and if not reasonably acceptable to Purchaser shall be revised to accommodate Purchaser’s reasonable comments thereto) with respect to such Assigned Properties as and to set forth on Schedule 1 and the then-current draft of the Assigned PSA (if available at such time) (the “Assigned Property Election Date”), Purchaser shall elect, by written notice to Seller (the “Assigned Property Election Notice”), to approve or reject each such Assigned Property for acquisition by Purchaser. Purchaser may elect to reject any Assigned Property only if (i) the Seller Assigned Trigger Notice Proposed Percentage is less than [***], (ii) any such Assigned Property does not satisfy the Minimum Rent Coverage Ratio, (iii) the DD Materials with respect to such Assigned Property disclose a fact, circumstance or other matter that would have a material and adverse effect on the value, financeability or condition of such Assigned Property or the tenant or guarantor under the Lease, as determined by Purchaser in its reasonable discretion, or (iv) if, in Purchaser’s reasonable discretion, the terms of the Assigned PSA would materially and adversely affect the marketability or value of Purchaser’s fee simple title to the applicable Assigned Properties. If Purchaser fails to deliver an Assigned Property

Election Notice with respect to the applicable Assigned Property on or before the Assigned Property Election Date, then Purchaser shall be deemed to have rejected such Assigned Property.
(3)
Rejection of Assigned Property; Failure to Execute and Deliver Assigned PSA. If Purchaser rejects (or is deemed to have rejected) an Assigned Property pursuant to Section C(2), or in the event the Assigned PSA fails to be fully executed and delivered for any reason, then Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such Assigned Property.
(4)
Approval of Assigned Property. If Purchaser approves an Assigned Property pursuant to Section C(2), then, at least three (3) business days prior to the date Seller desires to execute the Assigned PSA, Seller shall deliver to Purchaser (i) an unexecuted copy of the Assigned PSA in substantially final form and (ii) a designation agreement in the form and substance of the designation agreement attached hereto as Exhibit C (a “Designation Agreement”) with respect to such approved Assigned Property, pursuant to which Seller shall assign to Purchaser all of Seller’s rights under the Assigned PSA, solely with respect to the right to receive fee simple title to the Assigned Properties approved by Purchaser. If the terms of the Assigned PSA would, in Purchaser’s reasonable discretion, materially and adversely affect the marketability or value of Purchaser’s fee simple title to any Assigned Property or Purchaser’s rights with respect to any Assigned Property, then Purchaser shall have the right, by written notice to Seller prior to execution of the Designation Agreement, to reject such Assigned Properties, in which event Section C(3) shall apply. If Purchaser does not reject the Assigned PSA as provided above, then Purchaser shall deliver to Seller an executed and fully compiled copy of the Designation Agreement, concurrently with Seller’s execution of the Assigned PSA in form and substance identical to the draft provided to Purchaser pursuant to this Section C(4). Each such Designation Agreement shall provide, among other things, for a purchase price equal to the quotient of the initial annual base rent agreed upon by Seller and Purchaser, divided by the applicable Seller Assigned Trigger Notice Proposed Percentage. Prior to entering into the Designation Agreement, Seller shall have the flexibility to elect to (i) remove certain Assigned Properties from the applicable Assigned Property transaction in the event Seller elects to either acquire such Assigned Properties directly for itself or elects to remove such Assigned Properties from the Assigned PSA, provided that Seller reimburses Purchaser for Purchaser’s actual out-of-pocket expenses incurred with respect to legal documentation and due diligence with respect to such removed Property, up to a maximum reimbursement of the sum of Buyer’s actual, out-of-pocket costs to obtain customary third-party due diligence reports with respect to the Properties, and/or (ii) amend the purchase price/initial annual base rent for which Purchaser may acquire each such Assigned Property as a result of Seller’s underwriting analysis/financial due diligence, subject to Purchaser’s written consent, which may be withheld in Purchaser’s reasonable discretion, provided, however, that Purchaser shall be deemed to consent if the amended purchase price is neither greater nor less than [***]of the purchase price for such Assigned Property as set forth in the Assigned Trigger Notice, and provided that the purchase price shall always comply with the requirements of Section C(1)(iii)(x) and (y). If Purchaser approves of less than seven (7) Properties, then Purchaser may elect either to include such Properties in a new Lease or to amend the most recently executed Lease to include such Properties in such prior Lease, in which event the term of such prior Lease shall be adjusted to commence upon the date such Properties are added to such prior Lease.
6.
Conflict. If there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control.
7.
Ratification. Except as herein expressly amended, each and every other term of the Agreement shall remain unchanged and in full force and effect without modification, and Purchaser and Seller hereby ratify and affirm the same.
8.
Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Amendment may be executed by facsimile or other electronic signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

PURCHASER:

GPM PORTFOLIO OWNER LLC,

a Delaware limited liability company

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

BLUE OWL REAL ESTATE FUND VI OP LP,

a Delaware limited partnership

By: Blue Owl Real Estate Capital GP VI LLC, its general partner

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

ACKNOWLEDGED AND AGREED:

BLUE OWL REAL ESTATE CAPITAL NET LEASE PROPERTY FUND LP,

a Delaware limited partnership, formerly known as Oak Street Real Estate Capital Fund VI OP, LP, A Delaware limited partnership

By: Blue Owl Real Estate Capital Net Lease Property Fund GP LLC, its general partner

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

[Signatures continue on next page.]

Signature Page to Sixth Amendment to Standby Real Estate Purchase, Designation and Lease Program

SELLER:

GPM INVESTMENTS, LLC,
a Delaware limited liability company

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

[End of signatures.]

Signature Page to Sixth Amendment to Standby Real Estate Purchase, Designation and Lease Program